As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-199845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNSTONE HOTEL INVESTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Vantis, Suite 350

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

SUNSTONE HOTEL INVESTORS, INC. 2004 LONG -TERM INCENTIVE PLAN

(Full Title of the Plan)

Kenneth E. Cruse

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, California 92656

(949) 330-4000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Steven B. Stokdyk

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

(213) 485-1234

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On November 4, 2014, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-199845) (the “Form S-8”) registering 6,000,000 shares of the Registrant’s common stock, par value $0.01 per share, to be issued under the Registrant’s 2004 Long-Term Incentive Plan, as amended.

The Registrant is amending the Form S-8 solely to correct a clerical error in the consent of Ernst & Young LLP, the Registrant’s independent registered public accounting firm, that was filed as Exhibit 23.1 to the Form S-8.  We have included as Exhibit 23.1 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected version of the consent of Ernst & Young LLP, executed on November 4, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 6, 2014.

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ KENNETH E. CRUSE

Name:	Kenneth E. Cruse

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 2014:

	Signature	Title

	*	Chief Executive Officer
	Kenneth E. Cruse	(Principal Executive Officer)

	*	Senior Vice President and Chief Financial Officer
	Bryan Giglia	(Principal Financial Officer and Principal Accounting Officer)

	*	Non-Executive Chairman
Keith M. Locker

	*	Director and President
John V. Arabia

	*	Director
Andrew Batinovich

	*	Director
Z. Jamie Behar

	*	Director
Thomas A. Lewis, Jr.

	*	Director
Douglas M. Pasquale

	*	Director
Keith P. Russell

	*	Director
Lewis N. Wolff

*By:	/s/ KENNETH E. CRUSE
Kenneth E. Cruse
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement (Form S-11 No. 333-117141)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on August 5, 2008).

4.3**	2004 Long-Term Incentive Plan of the Registrant, as amended.

5**	Opinion of Venable LLP as to the legality of the securities being offered hereunder.

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of Venable LLP (contained in their Opinion in Exhibit 5 hereto).

24.1**	Power of Attorney.

*Filed herewith.

**Previously filed

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